Exhibit 10.3



                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT ("Agreement"), is made this December 14, 2000, by and between Barrington L. Simon, an individual residing in Ancaster, Ontario ("Simon"), and Light Management Group, Inc., a Nevada corporation ("LMG") (Simon & LMG are hereinafter referred to as the "Parties").

                                    RECITALS

         A. Simon has loaned LMG a total of $207,141 (the "Debt") in accordance with and as evidenced by the Promissory Note dated November 27, 2000.

         B. LMG and Simon executed an employment agreement whereby LMG agreed to pay Simon annual compensation of $250,000. LMG is eight (8) months delinquent in making such compensation payments, which totals $166,667 ("Compensation").

         C. LMG granted Simon stock options as bonus compensation pursuant to a Stock Option Agreement, dated July 5, 2000 (the "Stock Options"). The Parties desire to resolve the Debt and Compensation by applying both amounts to the exercise price of those Stock Options which bear an aggregate exercise price equal to both the Debt and Compensation.

                                    AGREEMENT

         NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

1.  LMG  herewith   tenders  the  Debt  and  Compensation  to  Simon  and  Simon acknowledges his receipt of US$373,808 as repayment o the $207,141 Debt and receipt of $166,667 as payment of the Compensation.

2. Simon hereby exercises the following stock options granted pursuant to the July 5, 2000 Stock Option Agreement, and Simon hereby tenders the aggregate exercise price of options to purchase 482,538 shares of common stock by waiving his right to collect from LMG the Debt and Compensation, which LMG accepts as the appropriate exercise price for such 482,538 options:

     Number of Shares      Price per Share          Amount
       100,000                $0.25                 $25,000
       100,000                $0.50                 $50,000
       250,000                $1.00                $250,000
        32,538                $1.50                 $48,808
----------------------------------------------------------------------
Total: 482,538                                     $373,808


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3. LMG shall effect the issuance of 482,538  shares of its common stock to Simon in exchange for Simon's discharge of the Debt and Compensation.

         IN WITNESS WHEREOF, the signatures below hereby evidence the Parties execution of and satisfaction with this Settlement Agreement.

Light Management Group, Inc.                     Barrington L. Simon


/s/ Don Iwacha                                   /s/ Barrington L. Simon
------------------------------                   -------------------------------
Don  Iwacha, President                           Barrington L. Simon